UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CRH America Finance, Inc.	CRH public limited company
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

DELAWARE	IRELAND
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

81-2307648	98-0366809
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

900 Ashwood Parkway
Suite 600	Stonemason’s Way, Rathfarnham,
Atlanta, GA 30338, United States	Dublin 16, D16 KH51, Ireland
+1 (770) 804 3363	+353 1 404 1000
(Address and telephone number of Registrant’s executive offices)	(Address and telephone number of Registrant’s executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.400% Guaranteed Notes due 2031	New York Stock Exchange
5.000% Guaranteed Notes due 2036	New York Stock Exchange
5.600% Guaranteed Notes due 2056	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-279349.

Securities to be registered pursuant to Section 12(g) of the Act:

N/A.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

CRH America Finance, Inc. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the sections captioned “Description of the Debt Securities and Guarantees We May Offer” in the prospectus dated May 10, 2024, forming a part of the Company’s effective Registration Statement on Form S-3 (333-279349) filed with the U.S. Securities and Exchange Commission on the same date, and “Description of the Notes and the Guarantees” and “Certain Irish and United States Federal Income Tax Consequences” in the prospectus supplement thereto dated October 6, 2025, filed with the SEC on October 7, 2025 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

4.1	Indenture, dated as of May 21, 2024, between CRH plc, CRH America Finance, Inc. and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to CRH plc’s Current Report on Form 8-K filed on May 21, 2024).

4.2	Officer’s Certificate of CRH America Finance, Inc. and CRH plc pursuant to Sections 102 and 301 of the Indenture, dated October 9, 2025, setting forth the terms of (i) the 4.400% Guaranteed Notes due 2031, (ii) the 5.000% Guaranteed Notes due 2036 and (iii) the 5.600% Guaranteed Notes due 2056 (incorporated by reference to Exhibit 4.2 to CRH plc’s Current Report on Form 8-K filed on October 9, 2025).

4.3	Form of 4.400% Guaranteed Notes due 2031 (incorporated by reference to Exhibit 4.3 to CRH plc’s Current Report on Form 8-K filed on October 9, 2025).

4.4	Form of 5.000% Guaranteed Notes due 2036 (incorporated by reference to Exhibit 4.4 CRH plc’s Current Report on Form 8-K filed on October 9, 2025).

4.5	Form of 5.600% Guaranteed Notes due 2056 (incorporated by reference to Exhibit 4.5 CRH plc’s Current Report on Form 8-K filed on October 9, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 9, 2025

CRH America Finance, Inc.

By:	/s/ Anthony Fitzgerald
Name: Anthony Fitzgerald
Title: Authorized Signatory

CRH public limited company

By:	/s/ Nancy Buese
Name: Nancy Buese
Title: Chief Financial Officer